Exhibit 99.1

28405 Van Dyke Avenue Warren, Michigan 48093 www.AssetAcceptance.com

Contact:
Victoria Sivrais
FD
312-553-6715 / victoria.sivrais@fd.com

Asset Acceptance Capital Corp. Reports Third Quarter 2009 Results

Announces amended credit agreement substantially expanding capacity under revised covenants

Warren, Mich., November 2, 2009 – Asset Acceptance Capital Corp. (NASDAQ: AACC), a leading purchaser and collector of charged-off consumer debt, today announced results for the quarter ended September 30, 2009.

Highlights from the third quarter include:

•	Acquired $37.2 million (net of buybacks) in charged-off consumer receivable portfolios, with an aggregate value of $1.6 billion, or 2.32% of face value;

•	Cash Collections of $77.8 million;

•	Operating expenses of 61.8 percent of Cash Collections; and

•	Expanded borrowing capacity to $84 million with amended credit agreement financial covenants.

Rion Needs, President and CEO, commented: “Our cash collections during the quarter, particularly on older vintage portfolios, were unfavorably impacted by the ongoing macro-economic landscape that continues to hinder consumers’ ability to repay their obligations. We began to execute on our strategy to leverage the attractive pricing conditions for our paper, increasing our purchasing by roughly 80% during the third quarter versus the second quarter of 2009. In addition, we believe that our now expanded capacity under the amended credit facility coupled with the more advantageous pricing environment positions us well to execute on our strategy in the remainder of 2009 and into 2010.”

Needs continued, “While the current macro backdrop remains challenging, we are in a position to increase both our operational efficiency, as well as our capacity to positively impact liquidation rates going forward. In the coming months we will be unveiling new technology that will automate several of the key functions of our call center representatives, increasing their efficiency substantially and allowing them to focus their time on accounts that they are most likely to liquidate. Additionally, we have made solid progress in achieving our goal of increasing collection account representative headcount, and signed a third-party agreement with an offshore firm on a per seat basis to expand capacity by 20% by year-end. While the last several quarters have been difficult, we have implemented a number of initiatives and strategies to make us more successful as market conditions improve.”

Asset Acceptance Third Quarter 2009 Results

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Third Quarter 2009 Review

Asset Acceptance reported cash collections of $77.8 million in the third quarter ended September 30, 2009, versus cash collections of $90.8 million in the year-ago period.

Total revenues were $47.7 million in the third quarter of 2009, compared to total revenues of $58.4 million in the third quarter of 2008. Amortization of purchased receivables in the third quarter of 2009 was 39.0% of total cash collections versus 36.0% of total cash collections in the third quarter of 2008. The Company reported a third quarter of 2009 net impairment charge of $6.8 million on purchased receivables, versus a net impairment charge of $3.1 million in the prior year quarter.

The net loss for the quarter was $1.6 million, or $0.05 per fully diluted share, compared to net income of $3.0 million, or $0.10 per fully diluted share, in the third quarter of 2008. Earnings Before Interest, Taxes, Depreciation and Amortization, including purchased receivable amortization (“Adjusted EBITDA”), decreased to $32.6 million in the third quarter of 2009, down 22.8% compared to the year-ago period. Please refer to the table on page four, which reconciles net income according to Generally Accepted Accounting Principles (“GAAP”) to Adjusted EBITDA.

During the third quarter of 2009, the Company invested $37.2 million to purchase charged-off consumer debt portfolios with a face value of $1.6 billion, for a blended rate of 2.32% of face value. This compares to the prior-year third quarter, when the Company invested $35.6 million to purchase consumer debt portfolios with a face value of $718.8 million, representing a blended rate of 4.95% of face value. All purchase data is adjusted for buybacks.

In addition to lower cash collections in the quarter, the Company reported lower operating expenses compared to the prior year. Total operating expenses in the quarter were reduced 4.0% to $48.1 million, from $50.1 million in the third quarter of 2008. For the 2009 third quarter, Asset Acceptance reported operating expenses of 61.8% of cash collections, up from 55.2% of cash collections in the prior year quarter.

Nine Months Ended September 30, 2009

For the nine-month period ended September 30, 2009, the Company reported cash collections of $259.2 million compared to cash collections of $286.2 million in the first nine months of 2008.

Total revenues in the first nine months of 2009 were $153.7 million versus $179.2 million in the first nine months of 2008. For the first nine months of 2009, amortization of purchased receivables was 41.0% of total cash collections versus 37.8% of total cash collections in the same period of last year. Net impairments for the first nine months of 2009 totaled $17.1 million, versus $8.4 million for the first nine months of 2008.

Net income in the first nine months of 2009 was $3.8 million, or $0.12 per fully diluted share, compared to net income of $11.9 million, or $0.39 per fully diluted share, in the same period of 2008. For the nine-month period ended September 30, 2009, Adjusted EBITDA declined to $125.1 million, a decrease of 11.8% when compared to the same nine-month period in 2008.

Asset Acceptance Third Quarter 2009 Results

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The Company invested $79.1 million to purchase charged-off consumer debt portfolios with a face value of $3.1 billion, for a blended rate of 2.57% during the first nine months of 2009, compared to $122.3 million with a face value of $3.2 billion, for a blended rate of 3.85% in the same period of 2008. All purchase data is adjusted for buybacks.

Amended Credit Agreement

Asset Acceptance also announced the signing of an amendment to its credit facility led by JPMorgan Chase Bank, N.A. Under the terms of the Credit Agreement, the Company has a five-year $100.0 million revolving credit facility expiring in June 2012 and a six-year $150.0 million term loan facility expiring in June 2013. The amendment loosened two of the more restrictive financial covenants within the agreement and made other changes:

•	The Leverage ratio has been loosened to 1.5 to 1.0, from 1.125 to 1.0, for approximately 2 years. At December 31, 2011, the leverage ratio will step down to 1.25 to 1.0 through expiration.

•	The planned step down of the Total Liabilities to Tangible Net Worth ratio on December 31, 2009 from 2.5 to 1.0 to 2.25 to 1.0 has been deferred until December 31, 2011.

•	The Minimum Tangible Net Worth requirement was increased by $5.0 million.

•	The LIBOR spread was increased by 100 basis points.

•	The Company paid fees and other costs of approximately $1.9 million in connection with the amendment.

“We are very pleased to announce the amended credit agreement with JPMorgan Chase. Under the amended agreement, our borrowing capacity has more than doubled to $84 million, creating additional flexibility to take advantage of the improved pricing conditions in the remainder of 2009 and into 2010,” commented Mark Redman, Senior Vice President and CFO of Asset Acceptance Capital Corp. “We have also made progress with Project Grow and our planned ramp up in paper purchases. We expect to see these initiatives begin to bear fruit, in terms of both productivity and our cost to convert accounts, as we move through the next twelve months.”

Asset Acceptance Third Quarter 2009 Results

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Reconciliation of GAAP Net (Loss) Income to Adjusted EBITDA (Unaudited)

The Company provided the following table which reconciles GAAP net (loss) income, as reported, to Adjusted EBITDA. The Company indicated that the measure “Adjusted EBITDA” is used in its amended credit agreement’s financial covenants. A similar calculation is used for its management bonus program. The Company believes that Adjusted EBITDA, which is generally cash collections less operating expenses (other than non-cash operating expenses, such as depreciation and amortization) represents the Company’s cash generation which can be used to purchase receivables, pay down debt, pay income taxes, return to shareholders and for other uses. Adjusted EBITDA, which is a non-GAAP financial measure, should not be considered an alternative to, or more meaningful than, net income prepared on a GAAP basis. Additionally, Adjusted EBITDA as computed by the Company may not be comparable to similar metrics used by others in the industry.

	Three months ended September 30,		Nine months ended September 30,
	2009	2008	2009	2008
Net (loss) income	$(1,641,668)	$3,039,979	$3,802,763	$11,941,961
Add: interest income and expense (net), income taxes, depreciation and amortization	2,314,217	6,227,984	12,729,717	20,348,675
Add: share-based and other non-cash compensation	312,863	271,289	1,074,093	1,009,187
Add (subtract): (gain) loss on disposal of assets	100,560	2,280	107,101	(153,277)
Add: impairment of assets	1,167,600	—	1,167,600	445,651

Subtotal	2,253,572	9,541,532	18,881,274	33,592,197
Change to balance of purchased receivables	30,745,788	32,791,472	106,642,722	108,633,398
Non-cash revenue	(403,684)	(131,376)	(449,126)	(447,645)

Adjusted EBITDA	$32,595,676	$42,201,628	$125,074,870	$141,777,950

Cash collections	$77,832,357	$90,775,528	$259,242,871	$286,232,552
Other revenues, net	180,328	238,331	694,457	976,153
Operating expenses	(48,097,751)	(50,084,817)	(140,160,099)	(149,862,480)
Share-based and other non-cash compensation	312,863	271,289	1,074,093	1,009,187
Depreciation and amortization	1,097,909	1,000,728	2,943,223	2,950,502
Impairment of assets	1,167,600	—	1,167,600	445,651
Loss on disposal of equipment	103,800	2,280	110,341	11,763
Other income (expense)	(1,430)	(1,711)	2,384	14,622

Adjusted EBITDA	$32,595,676	$42,201,628	$125,074,870	$141,777,950

Asset Acceptance Third Quarter 2009 Results

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Third Quarter 2009 Earnings Conference Call

Asset Acceptance Capital Corp. will host a conference call at 5 p.m. Eastern today to discuss these results and current business trends. To listen to a live webcast of the call, please go to the investor section of the Company’s web site at www.AssetAcceptance.com. A replay of the webcast will be available until November 2, 2010.

About Asset Acceptance Capital Corp.

For more than 45 years, Asset Acceptance has provided credit originators, such as credit card issuers, consumer finance companies, retail merchants, utilities and others an efficient alternative in recovering defaulted consumer debt. For more information, please visit www.AssetAcceptance.com.

Asset Acceptance Capital Corp. Safe Harbor Statement

This press release contains certain statements, including the Company’s plans and expectations regarding its operating strategies, charged-off receivables and costs, which are forward-looking statements and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include reference to the Company’s presentations and webcasts. These forward-looking statements reflect the Company’s views, expectations and beliefs at the time such statements were made with respect to such matters, as well as the Company’s future plans, objectives, events, portfolio purchases and pricing, collections and financial results such as revenues, expenses, income, earnings per share, capital expenditures, operating margins, financial position, expected results of operations and other financial items. Forward-looking statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions (“Risk Factors”) that make the timing, extent, likelihood and degree of occurrence of these matters difficult to predict. Words such as “anticipates,” “believes,” “estimates,” “expects,” “intends,” “should,” “could,” “will,” variations of such words and similar expressions are intended to identify forward-looking statements. There are a number of factors, many of which are beyond the Company’s control, which could cause actual results and outcomes to differ materially from those described in the forward-looking statements. Risk Factors include, among others: ability to purchase charged-off consumer receivables at appropriate prices, ability to continue to acquire charged-off receivables in sufficient amounts to operate efficiently and profitably, employee turnover, ability to compete in the marketplace and acquiring charged-off receivables in industries that the Company has little or no experience. These Risk Factors also include, among others, the Risk Factors discussed under “Item 1A Risk Factors” in the Company’s most recently filed Annual Report on Form 10-K and in other SEC filings, in each case under a section titled “Risk Factors” or similar headings and those discussions regarding risk factors as well as the discussion of forward-looking statements in such sections are incorporated herein by reference. Other Risk Factors exist, and new Risk Factors emerge from time to time that may cause actual results to differ materially from those contained in any forward-looking statements. Given these risks and uncertainties, investors should not place undue reliance on forward-looking statements as a prediction of actual results. Furthermore, the Company expressly disclaims any obligation to update, amend or clarify forward-looking statements.

Asset Acceptance Third Quarter 2009 Results

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Supplemental Financial Data

(Unaudited, Dollars in Millions, except collections per account representative)	Q3 ‘09	Q2 ‘09	Q1 ‘09	Q4 ‘08	Q3 ‘08
Total revenues	$47.7	$49.1	$57.0	$55.0	$58.4
Cash collections	$77.8	$87.3	$94.1	$83.3	$90.8
Operating expenses to cash collections	61.8%	51.6%	50.0%	55.2%	55.2%
Traditional call center collections	$32.7	$36.1	$41.0	$35.1	$38.4
Legal collections	$33.1	$38.5	$38.7	$34.9	$38.1
Other collections	$12.0	$12.7	$14.4	$13.3	$14.3
Amortization rate	39.0%	44.1%	39.7%	34.2%	36.0%
Collections on fully amortized portfolios	$14.9	$15.8	$18.3	$17.7	$18.4
Core amortization rate (Note 1)	48.2%	53.9%	49.3%	43.4%	45.1%
Investment in purchased receivables (Note 2)	$37.2	$19.9	$22.0	$32.0	$35.6
Face value of purchased receivables (Note 2)	$1,601.5	$726.9	$745.3	$631.5	$718.8
Average cost of purchased receivables (Note 2)	2.32%	2.74%	2.95%	5.06%	4.95%
Number of purchased receivable portfolios	33	22	31	23	42
Collections per account representative FTE	$31,413	$38,858	$42,940	$34,994	$39,866
Average account representative FTE’s	1,040	929	955	1,003	966

Note 1: Core amortization rate is amortization divided by collections on non-fully amortized portfolios.

Note 2: All purchase data is adjusted for buybacks.

Asset Acceptance Third Quarter 2009 Results

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The Company provided the following details regarding purchased receivable revenues:

	Three months ended September 30, 2009
Year of Purchase	Collections	Revenue	Amortization Rate (1)	Monthly Yield (2)	Net Impairments	Zero Basis Collections
2003 and prior	$12,496,014	$11,988,598	N/M	N/M	$89,600	$10,936,289
2004	4,454,762	2,599,509	41.6%	6.11%	1,217,600	808,955
2005	4,853,793	3,983,559	17.9	6.50	—	822,205
2006	11,958,118	5,851,551	51.1	3.68	3,771,000	1,535,195
2007	16,308,467	7,463,259	54.2	3.06	1,448,000	659,696
2008	19,246,798	9,313,547	51.6	3.03	260,938	76,087
2009	8,514,405	6,290,230	26.1	4.05	—	32,401

Totals	$77,832,357	$47,490,253	39.0	4.84	$6,787,138	$14,870,828

	Three months ended September 30, 2008
Year of Purchase	Collections	Revenue	Amortization Rate (1)	Monthly Yield (2)	Net Impairments	Zero Basis Collections
2002 and prior	$11,088,771	$10,470,757	N/M	N/M	$—	$10,139,534
2003	8,756,051	8,133,560	7.1%	34.78%	(293,200)	5,392,539
2004	7,477,697	5,214,842	30.3	6.90	1,121,000	857,394
2005	8,067,921	2,718,048	66.3	2.54	1,757,000	12,306
2006	17,983,016	13,561,339	24.6	6.01	12,000	1,909,125
2007	21,783,298	10,476,335	51.9	2.93	488,000	43,414
2008	15,618,774	7,540,551	51.7	2.74	—	—

Totals	$90,775,528	$58,115,432	36.0	5.45	$3,084,800	$18,354,312

	Nine months ended September 30, 2009
Year of Purchase	Collections	Revenue	Amortization Rate (1)	Monthly Yield (2)	Net Impairments	Zero Basis Collections
2003 and prior	$44,611,966	$41,584,236	N/M	N/M	$502,300	$37,553,786
2004	16,964,303	8,398,595	50.5%	5.48%	5,176,200	2,743,240
2005	18,395,436	8,625,423	53.1	3.96	2,745,000	899,247
2006	42,742,909	26,178,624	38.8	4.91	6,268,000	5,143,335
2007	55,618,547	28,594,655	48.6	3.51	1,448,000	2,324,444
2008	66,365,765	29,574,388	55.4	2.84	942,938	254,264
2009	14,543,945	10,093,354	30.6	3.96	—	38,651

Totals	$259,242,871	$153,049,275	41.0	5.00	$17,082,438	$48,956,967

	Nine months ended September 30, 2008
Year of Purchase	Collections	Revenue	Amortization Rate (1)	Monthly Yield (2)	Net Impairments	Zero Basis Collections
2002 and prior	$38,448,367	$36,759,752	N/M	N/M	$(550,000)	$34,828,065
2003	31,199,446	27,553,337	11.7%	33.70%	(1,311,400)	17,491,792
2004	25,992,434	18,034,090	30.6	7.16	2,808,664	2,651,637
2005	28,762,384	11,025,465	61.7	2.90	4,362,986	56,605
2006	64,213,311	40,767,563	36.5	5.42	2,460,000	5,766,090
2007	73,446,469	32,799,249	55.3	2.73	668,000	78,674
2008	24,170,141	11,107,343	54.0	2.69	—	27,779

Totals	$286,232,552	$178,046,799	37.8	5.76	$8,438,250	$60,900,642

(1)	“N/M” indicates that the calculated percentage for aggregated vintage years is not meaningful.
(2)	The monthly yield is the weighted-average yield determined by dividing purchased receivable revenues recognized in the period by the average of the beginning monthly carrying values of the purchased receivables for the period presented.

Asset Acceptance Third Quarter 2009 Results

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Asset Acceptance Capital Corp.

Consolidated Statements of Operations

(Unaudited)

	Three months ended September 30,		Nine months ended September 30,
	2009	2008	2009	2008
Revenues
Purchased receivable revenues, net	$47,490,253	$58,115,432	$153,049,275	$178,046,799
Gain on sale of purchased receivables	3,240	—	3,240	165,040
Other revenues, net	180,328	238,331	694,457	976,153

Total revenues	47,673,821	58,353,763	153,746,972	179,187,992

Expenses
Salaries and benefits	19,102,293	21,059,704	57,316,187	63,963,050
Collections expense	22,752,371	23,515,621	66,519,664	68,509,742
Occupancy	1,789,286	1,976,845	5,459,528	5,833,162
Administrative	2,084,492	2,529,639	6,643,556	8,148,610
Depreciation and amortization	1,097,909	1,000,728	2,943,223	2,950,502
Impairment of assets	1,167,600	—	1,167,600	445,651
Loss on disposal of equipment and other assets	103,800	2,280	110,341	11,763

Total operating expenses	48,097,751	50,084,817	140,160,099	149,862,480

(Loss) income from operations	(423,930)	8,268,946	13,586,873	29,325,512
Other income (expense)
Interest income	10,098	1,766	14,790	31,795
Interest expense	(2,424,753)	(3,300,691)	(7,538,717)	(9,895,351)
Other	(1,430)	(1,711)	2,384	14,622

(Loss) income before income taxes	(2,840,015)	4,968,310	6,065,330	19,476,578
Income tax (benefit) expense	(1,198,347)	1,928,331	2,262,567	7,534,617

Net (loss) income	$(1,641,668)	$3,039,979	$3,802,763	$11,941,961

Weighted-average number of shares:
Basic	30,642,866	30,570,423	30,625,842	30,561,653
Diluted	30,642,866	30,614,701	30,659,555	30,595,802
(Loss) earnings per common share outstanding:
Basic	$(0.05)	$0.10	$0.12	$0.39
Diluted	$(0.05)	$0.10	$0.12	$0.39

Asset Acceptance Third Quarter 2009 Results

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Asset Acceptance Capital Corp.

Consolidated Statements of Financial Position

(Unaudited)

	September 30, 2009	December 31, 2008
ASSETS
Cash	$5,801,837	$6,042,859
Purchased receivables, net	333,750,279	361,808,502
Income taxes receivable	3,885,852	3,934,029
Property and equipment, net	12,976,497	12,526,817
Goodwill	14,323,071	14,323,071
Intangible assets, net	1,129,065	2,453,117
Other assets	4,938,462	7,082,721

Total assets	$376,805,063	$408,171,116

LIABILITIES AND STOCKHOLDERS’ EQUITY

Liabilities:
Accounts payable	$2,571,352	$3,388,320
Accrued liabilities	16,562,531	21,476,207
Income taxes payable	1,133,852	658,329
Notes payable	146,197,514	181,550,000
Deferred tax liability, net	67,579,774	64,470,002

Total liabilities	$234,045,023	$271,542,858

Stockholders’ equity:
Preferred stock, $0.01 par value, 10,000,000 shares authorized, no shares issued and outstanding	—	—
Common stock, $0.01 par value, 100,000,000 shares authorized; issued shares — 33,198,336 and 33,169,552 at September 30, 2009 and December 31, 2008, respectively	331,983	331,696
Additional paid in capital	147,989,597	146,915,791
Retained earnings	38,991,077	35,188,314
Accumulated other comprehensive loss, net of tax	(3,325,246)	(4,664,862)
Common stock in treasury; at cost, 2,607,748 and 2,596,521 shares at September 30, 2009 and December 31, 2008, respectively	(41,227,371)	(41,142,681)

Total stockholders’ equity	142,760,040	136,628,258

Total liabilities and stockholders’ equity	$376,805,063	$408,171,116

Asset Acceptance Third Quarter 2009 Results

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ASSET ACCEPTANCE CAPITAL CORP.

Consolidated Statements of Cash Flows

(Unaudited)

	Nine months ended September 30,
	2009	2008
Cash flows from operating activities
Net income	$3,802,763	$11,941,961
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	2,943,223	2,950,502
Amortization of deferred financing costs	394,954	403,919
Deferred income taxes	2,541,292	428,242
Share-based and other non-cash compensation	1,074,093	1,009,187
Net impairment of purchased receivables	17,082,438	8,438,250
Non-cash revenue	(449,126)	(447,645)
Loss on disposal of equipment and other assets	110,341	11,763
Gain on sale of purchased receivables	(3,240)	(165,040)
Impairment of assets	1,167,600	445,651
Changes in assets and liabilities:
Decrease (increase) in other assets	1,749,305	(905,711)
(Decrease) increase in accounts payable and other accrued liabilities	(3,822,548)	162,763
Increase in net income taxes	523,700	2,115,480

Net cash provided by operating activities	27,114,795	26,389,322

Cash flows from investing activities
Investment in purchased receivables, net of buy backs	(78,135,527)	(120,546,458)
Principal collected on purchased receivables	89,560,284	100,195,148
Proceeds from the sale of purchased receivables	3,394	167,405
Purchases of property and equipment	(3,350,989)	(5,109,623)
Proceeds from sale of property and equipment	4,197	2,515

Net cash provided by (used in) investing activities	8,081,359	(25,291,013)

Cash flows from financing activities
Borrowings under notes payable	24,800,000	91,500,000
Repayments of notes payable	(60,152,486)	(93,625,000)
Purchase of treasury shares	(84,690)	—
Payment of deferred financing costs	—	(660,575)
Repayments of capital lease obligations	—	(15,986)

Net cash used in financing activities	(35,437,176)	(2,801,561)

Net decrease in cash	(241,022)	(1,703,252)
Cash at beginning of period	6,042,859	10,474,479

Cash at end of period	$5,801,837	$8,771,227

Supplemental disclosure of cash flow information
Cash paid for interest, net of capitalized interest	$7,591,706	$9,873,833
Net cash (received) paid for income taxes	(742,067)	5,020,725
Non-cash investing and financing activities:
Change in fair value of swap liability	(1,908,096)	191,095
Change in unrealized loss on cash flow hedge	1,339,616	(124,084)